UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2023

SOUL BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56213	82-3155323
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Fourth Ave. N, Saskatchewan, Canada	S3N 2V7
(Address of principal executive offices)	(Zip Code)

(516) 544-2812

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value per share	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, the sole existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company. Also on March 13, 2023, Rachel Martinuik consented to the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik consented to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

Rachel Martinuik, 47, CEO and Chair of the board of MySpray, has been part of MySpray from inception. In her previous role as Chief Operating Officer, her responsibilities included the oversight of MySpray’s resources and oversees budgetary expenditures. A large part of her role was to build relationships with members of the supply chain, production labs, fulfillment, and logistic teams that all operate for MySpray remotely across Canada. Outside of MySpray, Rachel was appointed by the honorable Brad Wall to a board position for Saskatchewan Opportunities Corporation (SOCO), where she served three terms, from 2015-2021. SOCO operates under the registered business name of Innovation Place a Saskatchewan Crown Corporation. Innovation Place owns and operates technology parks adjacent to the province’s universities in Saskatoon and Regina, which provides a home for 3,800 tech jobs across 150 different companies in well over 1 million square feet of managed indoor space. In 2018 Rachel earned the ICD.D designation from the Institute of Corporate Directors. Rachel is a graduate from the University of Regina with a Bachelor of Human Justice. Her education in board management and social justice provides the awareness to keep the company mindful of the personal, corporate, and social responsibility we occupy.

Nichol Martinuik, 47, President & Founder of MySpray, has been in health sciences, traditional medicine, and the natural health industry since 1997, gaining clinical experience in pain management, disease prevention, and therapeutic health solutions. He is a seasoned doctor of natural medicine (homeopathy), registered massage therapist, and natural health researcher. Nichol is the President and Founder of MySpray Therapeutics Inc., and HMTC - Homeopathic Medical & Therapy Clinic, and is registered with the Natural Health Practitioners of Canada and the Saskatchewan Association of Doctors of Natural Medicine.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	DIRECTORS RESOLUTIONS, dated March 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2023

SOUL BIOTECHNOLOGY CORPORATION

By:	/s/ Rachel Martinuik
Name:	Rachel Martinuik
Title:	CEO

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